CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL

INCREASES SHARE REPURCHASE PLAN

Corona, CA – September 25, 2006 – Hansen Natural Corporation (NASDAQ:HANS) today announced that its Board of Directors has approved an increase in its current $50 million stock repurchase program to $75 million. The Company has already purchased $27.7 million of stock under the program which was announced on November 14, 2005.

As of September 12, 2006 Hansen Natural Corporation had 89,996,124 shares of common stock outstanding.

Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™ and Unbound® Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. Hansen’s can be found on the Web at www.hansens.com.